Registration No. 333-62471
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            FEDERATED INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

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                   PENNSYLVANIA                                                     25-1111467
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)

           FEDERATED INVESTORS TOWER
            PITTSBURGH, PENNSYLVANIA                                                15222-3779
         (Address of principal executive offices)                                   (Zip Code)

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                            FEDERATED INVESTORS, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                JOHN W. MCGONIGLE
                EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER
                            FEDERATED INVESTORS TOWER
                       PITTSBURGH, PENNSYLVANIA 15222-3779
                     (Name and address of agent for service)

                                 (412) 288-1900
          (Telephone number, including area code, of agent for service)




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                                EXPLANATORY NOTE

     Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (File No. 333-62471) (the "Registration Statement") is to reflect the three-for-two split (the "Split") of the Registrant's Class B Common Stock, no par value per share (the "Common Stock"), effected on July 17, 2000. As a result of the Split, the total number of shares of Class B Common Stock registered pursuant to the Registration Statement is increased from 9,267,000 to 13,900,500.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 15th day of May, 2001.

                                            FEDERATED INVESTORS, INC.

                                            By: /s/ J. CHRISTOPHER DONAHUE
                                                --------------------------------
                                                    J. Christopher Donahue
                                                    President, Chief   Executive
                                                    Officer and Director
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                   SIGNATURE                           CAPACITY                                 DATE

      *                                         Chairman and Director
      ----------------------------------------
      John F. Donahue

      * President, Chief Executive Officer ---------------------------------------- (Principal Executive Officer) and
      J. Christopher Donahue                    Director


      *                                         Director
      ----------------------------------------
      John W. McGonigle

      *                                         Vice President, Chief Financial
      ----------------------------------------  Officer (Principal Financial Officer)
      Thomas R. Donahue                         and Director


      /s/ Denis McAuley III                     Vice President (Principal Accounting          May 15, 2001
      ----------------------------------------  Officer)
      Denis McAuley III

                                                Director
      ----------------------------------------
      Arthur L. Cherry


      *                                         Director
      ----------------------------------------
      James F. Getz


                                                Director
      ----------------------------------------
      John B. Fisher


      *                                         Director
      ----------------------------------------
      Eugene F. Maloney


      /s/ Thomas R. Donahue
      ----------------------------------------                                                May 15, 2001
      *Thomas R. Donahue, Pursuant to Power
      of Attorney


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